EXHIBIT 99.4

CORPORATE GOVERNANCE GUIDELINES

PETROL OIL AND GAS, INC.

(adopted May 4, 2007)

I	PURPOSE AND ROLE

The purpose of these Corporate Governance Guidelines ("Guidelines") is to enhance the performance of both the Board of Directors (the "Board") and management of Petrol Oil and Gas, Inc. (the "Company") in order to better serve the interests of the Company's stockholders and the Company's other constituencies. The Board and senior management share a common commitment to remain vigilant in their ongoing pursuit of compliance and excellence in the realm of corporate governance.

On behalf of and for the benefit of the stockholders of the Company, the Board is to provide effective governance over the Company's affairs and oversight of the Company's business conducted by its employees, managers and officers under the direction of the Chief Executive Officer (the "CEO"). The Board serves as the ultimate decision-making body of the Company, except for those matters reserved to or shared with the stockholders. The Board is elected by the stockholders to promote the best interests of the Company and its stockholders by protecting and developing the Company's assets and enhancing financial performance through effective oversight of management and to assure that the long-term interests of the stockholders are being served. The Company's assets include its financial capital; employees; management skills; physical and intellectual property; good name and reputation in its market; stature in communities in which it operates; and commitment to public welfare. The ultimate measure of Board stewardship is the degree to which these assets are protected and enhanced over time.

The Company is dedicated to the proposition that the maintenance of high ethical standards is both morally proper and essential to long-term success.

II	FUNCTIONS OF BOARD
A	Management Oversight

The Board has the duty to oversee the management of the business and affairs of the Company. In fulfilling the duty of oversight, a director has a duty to spend the time and effort necessary to become appropriately informed about the business and affairs of the Company and to properly discharge such director's responsibilities.

B	Specific Functions

At Board meetings, the Board shall review and discuss, among other things, reports by management, board committees, outside auditors, legal counsel and any other outside experts or consultants. Such reports shall address the performance of the Company, its business plans and long-term strategy, and significant risks and uncertainties affecting the business and affairs of the Company. In addition to its general oversight of management, the Board or a committee thereof also shall perform a number of specific functions, including:

1.

Reviewing and guiding corporate strategy, major plans of action, risk policy, annual budgets and business plans; setting performance objectives; monitoring implementations and corporate performance; and overseeing major capital expenditures, acquisitions and divestitures and financings.

2.	Reviewing and guiding management to ensure that management is conducting business in an ethical manner.
3.	Assessing major risks facing the Company, reviewing options for their mitigation, and advising management on significant issues facing the Company.
4.

Ensuring processes are in place to ensure the integrity of the Company's accounting and financial reporting systems, including the independent audit, and that appropriate systems of internal control are in place, in particular, systems for monitoring risks, financial control, and compliance with the law.

5.

Selecting and evaluating the performance of the CEO; evaluating and ratifying the compensation of the CEO set by the Compensation Committee; and setting the compensation of the other executive officers and members of senior management following receipt of recommendations thereon by the Compensation Committee.

6.	Reviewing succession plans and management development programs for the CEO and other members of senior management.
7.	Determining the amount and composition of compensation of directors.
8.	Ensuring a formal and transparent board nomination process.
9.	Monitoring the effectiveness of the corporate governance practices under which it operates and making changes as needed.
10.

Reviewing, approving and evaluating policies for corporate conduct, including: maintenance of disclosure controls and procedures as well as accounting, financial and other controls; reviewing the adequacy of compliance systems and controls; and establishing a code of business conduct and ethics.

11.	Evaluating periodically the overall effectiveness of the Board.

III	BOARD COMMITTEES
A	Committees

The Board shall at all times have an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee ("Governance Committee"). The Board may also have such other committees it deems appropriate, including an Executive Committee.

B	Assignments

The full Board makes committee assignments based on the recommendation of the Governance Committee, and after taking into account governing regulations, qualifications and the preferences and expertise of individual directors. The Audit, Compensation, and Governance Committees will consist entirely of independent directors in accordance with the listing standards of the American Stock Exchange and applicable laws, rules and regulations, including the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations thereunder. Periodic rotation of committee memberships and chairs to the extent possible is desirable.

C	Charters

The full Board will approve the charters of each of the Audit Committee, the Compensation Committee and the Governance Committee. The charters of each of the Audit Committee, the Compensation Committee and the Governance Committee are fully incorporated herein and set forth, among other things, the purposes, duties and responsibilities, composition of, and qualifications of the members of, each such committee.

IV	COMPOSITION OF THE BOARD
A	Size of the Board

The Governance Committee may develop policies regarding the size and composition of the Board and make recommendations to the Board regarding changes to the size and composition of the Board. The Articles of Incorporation provide that the number of directors shall be as specified in the Bylaws. The current Bylaws provide that the number of directors shall be not less than one or more than seven, with the number of directors to be set by resolution of the Board. Directors are elected at each annual meeting of the Company's stockholders and hold office for a term expiring at the next annual meeting. The Board will periodically review its size to determine the size that is most effective.

•	Independent Directors

The Board shall be comprised of at least a majority of directors who, upon the determination of the Board, are independent of the Company and its management, in accordance with the listing standards of the American Stock Exchange and any other applicable laws and regulations. Any failure to have a majority of independent directors shall be remedied as soon as practicable. No member of the Board may be an employee of the American Stock Exchange or a floor member of the American Stock Exchange. In order to be considered independent, a potential member of the Board must be free of any relationship with the Company (either directly or as a partner, stockholder or officer of an organization that has a relationship with the Company), or the management of the Company, that, in the judgment of the Board, would interfere with the potential member's exercise of independent judgment as a member of the Board. Directors who are not considered independent also make valuable contributions to the Board and to the Company by reason of their experience and wisdom.

In making its determination whether a member has a relationship with the Company and its management, either directly, or as a partner, stockholder or officer of an organization that has a relationship with the Company and its management, which interferes with the member's exercise of independent judgment, the Governance Committee will broadly consider all of the relevant facts and circumstances relating to all relationships with the Company and its management and any transactions between the Company and a director. In order to aid this assessment, each director shall disclose any relationship and all transactions between the Company and such director. Among those facts and circumstances that the Governance Committee will consider, are the member's commercial, industrial, consulting, legal, accounting, charitable, familial and close personal relationships to the Company and its management. The Governance Committee will not however, generally, consider a member's ownership of stock of the Company in making its assessment of whether a member has a material relationship to the Company. Annually the Board will affirmatively determine that all independent directors have no material relationship with the Company.

A non-management director may be asked by the CEO to render services to the Company as a consultant in his or her particular areas of expertise. This is acceptable provided that any remuneration is competitive, fair and reasonable and such proposed arrangement is approved by the Audit Committee (or the full Board if involving the CEO) and reported in advance to the Board. These types of arrangement may compromise the characterization of any such director as independent under the American Stock Exchange listing standards and governing laws and regulations, even though such director continues to qualify as a non-management director.

C	Qualifications

Members of the Board shall be persons who have the highest personal and professional integrity and who have demonstrated the kind of ability and judgment to work effectively with other members of the Board to serve the long-term interests of the stockholders. Members should act in a thorough and inquisitive manner, be objective and have practical wisdom and mature judgment. The Governance Committee works with the Board as a whole on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board takes into account many factors, including, but not limited to, the following:

•	general understanding of management, marketing, accounting, finance and other elements relevant to the Company's success in today's business environment;
•	an understanding of the principal operational, financial and other plans, strategies and objectives of the Company;
•	the results of operations and the financial condition of the corporation and its significant business segments for recent periods;
•	an understanding of the relative standing of the corporation's significant business segments vis-à-vis competitors;
•	educational and professional background; and
•	diversity of race and gender of the Board.

The Board evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. In determining whether to recommend a director for re-election, the Governance Committee also considers the director's past attendance at meetings and participation in and contributions to the activities of the Board.

Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board and its Committees for an extended period of time. All candidates must be willing to serve on any committee of the Board to which the candidate may be elected at any time during his or her term as a director. Each Board member is expected to ensure that other existing and planned future commitments do not materially interfere with the member's service as an outstanding director.

Directors should offer their resignation in the event of any significant change in their personal circumstances, including a change in their principal job responsibilities. The Board, and specifically the Governance Committee, would then evaluate whether the Board should accept the resignation based on a review of whether the individual continues to satisfy the Board's membership criteria in light of his or her new occupational status.

Service on boards and/or committees of other organizations should be consistent with the Company's conflict of interest policies and permit sufficient time to be spent on fulfilling duties and responsibilities to the Company.

The Board does not believe that arbitrary term limits on directors' service are appropriate, nor does it believe that directors should expect to be renominated annually. Directors who have served on the Board for an extended period of time are able to provide valuable insight into the operations and future of the Company based on their experience with and understanding of the Company's history, policies and objectives. The Board self-evaluation process described below will be an important determinant for Board tenure and will help ensure that the Board remains composed of high functioning members that are able to keep their commitments to Board service.

D	Nominations

Consistent with these Corporate Governance Guidelines, the Governance Committee will establish procedures for selecting Board members, including membership criteria and guidelines. The Governance Committee shall be responsible for identifying individuals qualified to become Board members, recommending to the Board for selection director nominees for the next annual meeting of stockholders, and recommending and updating written corporate governance principles. These standards should include such items as ability to serve, integrity, judgment, education, training, business and industry knowledge, commitment of time, interest, diversity and personal qualities.

The Governance Committee will establish procedures for the nomination process. All Board members may have direct input in this process. The Governance Committee also shall establish any other appropriate procedures for determining which potential director candidates to recommend to the Board for election.

After considering the recommendation and report of the Governance Committee, the Board shall select which potential director candidates should be nominated for election to the Board.

In evaluating candidates for nomination to committees of the Board, the Governance Committee shall take into account the applicable requirements for members of committees of boards of directors under the Exchange Act and the American Stock Exchange Company Guide. The Governance Committee also shall take into consideration the needs of the Board and its committees and the factors and requirements set for in the charter of such committee, if any. The Governance Committee may take into consideration such other factors or criteria that the Governance Committee deems appropriate.

V	INDIVIDUAL DIRECTOR RESPONSIBILITIES

Board members should act on a fully informed basis, in good faith, with due diligence and care, and in the best interests of the Company and the stockholders.

The Board of Directors has at least four regularly scheduled meetings per fiscal year. Special meetings are called as needed. Each director also is expected to attend each annual meeting of the Company's stockholders.

The Board expects that its members' other activities, including other board memberships, will not infringe on the member's ability to give appropriate time to Board and Committee meetings and meeting preparations.

In advance of Board and committee meetings directors generally will receive appropriate materials relating to the items to be discussed and acted upon at those meetings. Each director is expected to attend in person all meetings of the Board and all meetings of Board committees of which the director is a member. Although directors are permitted to participate and act at Board and Committee meetings by use of a conference telephone, personal attendance of directors at such meeting generally is expected. The Board recognizes that occasionally meetings may need to be scheduled on short notice when the participation of a director is not possible, and also that conflicts may arise from time to time that will prevent a director from attending a regularly scheduled meeting. However, the Board expects that each director will make every reasonable effort to keep such absences to a minimum.

VI	CONFLICTS OF INTEREST

Each director shall disclose to the Board and Audit Committee any related party transaction between the Company and any other company, entity or individual with which such director has a relationship. All directors are required to comply with all securities laws and the Company's policy regarding insider trading and to make all required Securities and Exchange Commission ("SEC") filings relative to any transactions in the Company's securities. Further, the Board expects its members, as well as officers and employees of the Company, to act ethically at all times and to acknowledge their adherence to the policies comprising the Company's Code of Business Conduct and Ethics (the "Code of Ethics").

The Audit Committee shall approve all related party transactions between the Company and a director, officer or employee of the Company or any other company, entity or individual with which such person has a relationship.

VII	MEETINGS OF THE BOARD OF DIRECTORS
A	Meetings of the Board

The Board shall have a regular meeting at least four times each year, as determined by the Board, and may have special meetings as called pursuant to the Company's bylaws. A director is expected to regularly attend meetings of the Board, and of those committees of the Board on which a director may sit, with the understanding that on occasion a director may be unable to attend a meeting. A director who is unable to attend a meeting is expected to notify the Chairman of the Board or the chairperson of the appropriate committee in advance of such meeting. Each member of the Board is encouraged to attend the annual meeting of the Board. To the extent practical, committee meetings should be held in conjunction with regularly scheduled Board meetings.

B	Meeting Materials

Information, data and other materials relevant to the matters to be considered at each meeting of the Board shall be, to the extent practicable, distributed in writing or electronically to the Board sufficiently prior to the meeting to permit review by members of the Board in advance of the meeting. Directors are expected to review these materials before the meeting. This will help facilitate the efficient use of time at Board meetings to deliberate and make decisions on key Company issues. In preparing this information, management should ensure that the materials being distributed are as concise as possible while giving directors sufficient information to make informed decisions. The Board acknowledges that certain items to be discussed at Board meetings are of an extremely sensitive nature and that the distribution of materials on these matters prior to Board meetings may not be appropriate.

C	Executive Sessions of Independent Directors

The independent directors of the Company will meet at regularly scheduled executive sessions without management at least quarterly or as often as necessary to fulfill their responsibilities. These executive session discussions may include such topics as the independent directors determine, but actions of the Board generally should be taken at a Board meeting at which all directors have the opportunity to be present. A lead independent director will be elected annually to preside over executive sessions of the independent directors.

D	Board Meeting Agenda

The Chairman of the Board or a majority of the Directors shall set the date, time, place and length of each meeting and the agenda of items to be addressed at each meeting, which agenda should be circulated in advance of the meeting.

E	Director Access to Employees

The Board expects that senior officers of the Company will assist in the work of the Board. The Board shall have access to the Company employees for the purposes of obtaining all the information necessary for the Board to fulfill its duties. The Board may establish a procedure by which it will make inquiry of Company management and employees. Further, the Company's management, at the discretion of the Board, is permitted to invite any member of management or other employees to any meeting of the Board at which their knowledge or expertise would be helpful to the Board in having a full understanding of an issue under consideration.

F	Access to Independent Advisors

The Board shall have the authority to obtain advice and seek assistance from internal and external legal, accounting and other advisors as it deems appropriate.

G	Reliance by the Board on Others

A member of the Board shall, in the performance of such member's duties, be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any of the Company's officers or employees, or committees of the Board, or by any other person as to matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Company.

VIII	DIRECTOR ORIENTATION

New directors will be provided with detailed written information about the Company and its businesses and meet with existing directors and management as part of the formal process of orientation.

IX	DIRECTOR COMPENSATION

Directors shall be entitled only to such compensation for their service as a director (or as a member of any Board committee) as is approved in advance by the Compensation Committee or by the full Board. In the absence of such approval, no officer or employee of the Company shall have the authority to pay, or to obligate the Company to pay, any compensation to a director for service as a director (or as a member of any Board committee). Each director will be reimbursed for such director's direct out-of-pocket expenses incurred by such director in attending board and committee meetings.

X              DIRECTOR AND MANAGEMENT SUCCESSION; SUCCESSION PLANNING

Any non-management director should submit his or her resignation if he or she has a material change in employment, is the subject of media attention that reflects unfavorably on his or her continued service on the Board, or has a conflict of interest with the Company. The Board shall accept or reject the resignation based on the best interests of the Company.

The Board retains the flexibility to make an appropriate decision on the separation or combination of the two roles of Chairman and CEO, based upon the best interest of the Company's stockholders.

The Governance Committee will plan for suitable replacement of retiring directors in advance of their departure from the Board and make appropriate recommendations concerning re-election of incumbent directors.

The Governance Committee will work with the CEO to plan for CEO and other senior management succession, as well as develop plans for interim succession in the event of unexpected turnover.

XI	ANNUAL PERFORMANCE EVALUATION OF THE BOARD OF DIRECTORS
A	Annual Performance Evaluation of the Board

The Governance Committee is responsible for conducting an annual evaluation of the performance of the full Board and shall report its conclusions to the Board. Generally, this evaluation will be conducted at the Board meeting immediately following each annual meeting of stockholders. The Governance Committee's report should generally include an assessment of the Board's compliance with the principles set forth in these guidelines, as well as identification of areas in which the Board could improve its performance and these guidelines could be improved.

B	Annual Performance Evaluation of Committees

Each Board committee is responsible for conducting an annual evaluation of its performance and shall report its conclusions to the full Board. The Committee's report should generally include an assessment of its compliance with its charter, if any, as well as identification of areas in which the committee could improve its performance and the related charter could be improved.

XII	CODE OF BUSINESS CONDUCT AND ETHICS

The Board believes that the Company should maintain a Code of Ethics applicable to all directors, officers and employees of the Company and its subsidiaries which complies with the definition of a "code of ethics" set forth in Item 406 of SEC Regulation S-K. In addition, the Code of Ethics must be designed to deter wrongdoing and to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in periodic reports and documents required to be filed by the Company and other public disclosures; (iii) compliance with applicable American Stock Exchange and governmental laws, rules and regulations; (iv) prompt internal reporting of violations of the Code of Ethics to an appropriate person or persons identified in the Code of Ethics; and (v) accountability for adherence to the Code of Ethics. Any waivers of the Code of Ethics for directors or executive officers must be approved by the Board. The Company also will disclose in an SEC Form 8-K, or publish on its website, within four days any such waivers of the Code of Ethics that are covered by Form 8-K.

XIII	COMMUNICATIONS FROM STOCKHOLDERS

Stockholders of the Company may send communications to the Board. The executive officers of the Company shall establish procedures pursuant to which stockholders may communicate with the Board, the independent directors as a group or an individual director. Such procedures may require stockholders to send communications by one or all of the following:

1.

mailing a letter to the attention of the Board or a specific director (c/o an officer as designated by the Company (a "Designated Officer")) at Corporate Woods Building 51, 9393 West 110th Street, Suite 500, Overland Park, Kansas 66210;

2.	calling a hotline number which is monitored by a Designated Officer and indicating that the message is for the Board or a specific director; or
3.	other means as disclosed to stockholders in accordance with proxy disclosure requirements.

Upon receipt of a communication for the Board or an individual director, a Designated Officer will promptly forward any such communication to all the members of the Board or the individual director, as appropriate. If a communication to an individual director deals with a matter regarding the Company, the Designated Officer will forward the communication to the entire Board, as well as the individual director.

Neither the Board nor a specific director is required to respond to a stockholder communication and when responding will do so only in compliance with these Corporate Governance Guidelines. To avoid selective disclosure, the Board or the individual directors may respond to a stockholder's communication only if the communication involves information which is not material or which is already public. In which case, the Board, as a whole, or the individual director may respond:

1.	directly, following consultation with a Designated Officer, as the Board determines appropriate;
2.	through a Designated Officer, following consultation with the counsel to the Company or other advisors, as the Board determines appropriate;
3.	directly, without additional consultation;
4.	pursuant to such other means as the Board determines appropriate from time to time.

If the communication involves material non-public information, the Board or individual director will not provide a response to the stockholder. The Company may, however, publicly provide information responsive to such communication if the Board determines disclosure is appropriate. In such a case, the responsive information will be provided in compliance with SEC Regulation FD and other applicable laws and regulations.

Concerns about questionable accounting or auditing matters or possible violations of the Code of Ethics should be reported pursuant to the procedures outlined under "Reporting of Concerns to Non-Employee Directors or the Audit Committee" in these guidelines or in accordance with the Code of Ethics or Audit Committee Complaint Policy and Procedures.

XIV	DISCLOSURE OF CORPORATE GOVERNANCE GUIDELINES

These Guidelines may be posted on the Company's website as required by any applicable law, regulation or American Stock Exchange listing standards.

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